                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 240.14a-11(c) or
         Rule 240.14a-12

                              Temple-Inland Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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

                                    (LOGO)
                            303 SOUTH TEMPLE DRIVE
                              DIBOLL, TEXAS 75941

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FRIDAY, MAY 3, 1996

To the Stockholders of Temple-Inland Inc.

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Temple-Inland Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, 303 S. Temple Dr., Diboll, Texas 75941, on Friday, May 3, 1996, at 9:00 a.m., local time, for the following purposes:

          1. To elect three (3) directors to the Board of Directors of the Company to hold office until the expiration of their terms or until their respective successors have been duly elected and have qualified;

          2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 28, 1996; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 8, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors

                                            M. RICHARD WARNER
                                            Secretary

Diboll, Texas
March 22, 1996

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGE OF THE ENCLOSED PROXY STATEMENT.

                                    (LOGO)
                            303 SOUTH TEMPLE DRIVE
                              DIBOLL, TEXAS 75941

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Temple-Inland Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders to be held on Friday, May 3, 1996, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) thereof. This Proxy Statement and form of proxy are first being sent to the stockholders of the Company on or about March 22, 1996.

     The accompanying form of proxy is designed to permit each stockholder entitled to vote at the Annual Meeting to vote for or withhold voting for any or all nominees for election as director, to vote for or against or to abstain from voting on proposal 2, and in the discretion of the proxies with respect to any other proposal brought before the Annual Meeting. When a stockholder's proxy card specifies a choice with respect to a voting matter, the shares will be voted and will be voted as specified. If no such specifications are made, the accompanying form of proxy will be voted at the Annual Meeting: For the election of the nominees under the caption "Election of Directors;" and For ratification of the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 28, 1996.

     Execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at its principal executive offices at any time before the proxy is voted or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting.

     The Company has retained D.F. King & Co., Inc., a professional proxy solicitation firm ("D.F. King"), to assist in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail, employees of D.F. King and officers and regular employees of the Company may solicit the return of proxies by personal interview, mail, telephone and telegraph. Officers and employees of the Company will not receive additional compensation, but will be reimbursed for out-of-pocket expenses. D.F. King will be reimbursed for its expenses in soliciting proxies and, in addition, will receive a proxy solicitation fee not to exceed $11,500. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of stock. All costs of solicitation are to be borne by the Company.

     The Annual Report to Shareholders, covering the Company's fiscal year ended December 30, 1995 and including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

                            PURPOSES OF THE MEETING

     At the Annual Meeting, the stockholders of the Company will consider and vote upon the following matters:

          1. The election of three (3) directors to the Board of Directors of the Company to hold office until the expiration of their terms or until their respective successors have been duly elected and have qualified;

          2. The ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 28, 1996; and

          3. Such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

GENERAL

     The Board of Directors of the Company has fixed the close of business on March 8, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 55,560,184 shares of Common Stock of the Company issued and outstanding. The Common Stock is the only class of stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be acted on at the Annual Meeting. The attendance, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business.

CONFIDENTIAL VOTING POLICY

     On February 5, 1993, the Board of Directors of the Company adopted a confidential voting policy. The policy provides that stockholder proxies, ballots, and voting tabulations that identify the vote of the specific stockholder will not be disclosed to the Company, its directors, officers, or employees except in certain limited situations such as when legally necessary or when expressly requested by a stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and notes thereto indicate the name, address and stock ownership of each person or group of persons known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock as of February 8, 1996.

                                                                   AMOUNT
                                                                 AND NATURE
                         NAME AND ADDRESS                       OF BENEFICIAL         PERCENT OF
                       OF BENEFICIAL OWNER                        OWNERSHIP             CLASS
                       -------------------                      -------------         ----------
    Oppenheimer Group, Inc....................................    6,590,300(1)          11.75%(2)
    Oppenheimer Tower
    World Financial Center
    New York, New York 10281
    Wellington Management Company.............................    3,255,170(3)           5.80%(4)
    75 State Street
    Boston, Massachusetts 02109

---------------

(1) Based on a statement on Schedule 13G dated February 9, 1990 and Amendments No. 1 through 9 thereto dated November 8, 1990, February 11, 1991, February 6, 1992, February 1, 1993, July 6, 1993, February 1, 1994, February 1,
     1995, June 15, 1995 and February 1, 1996, respectively, (the "Oppenheimer Group 13G") filed with the Securities and Exchange Commission, Oppenheimer Group, Inc. disclaims beneficial ownership or shared voting power with regard to such shares, which shares are collectively owned by Oppenheimer Capital, a registered investment advisor; Oppenheimer & Co., LP; Oppenheimer Group, Inc.'s subsidiaries; or certain investment advisory clients.

(2) Based upon the calculation in the Oppenheimer Group 13G, which assumes 56,087,660 shares of Common Stock outstanding.

(3) Based on a statement on Schedule 13G dated February 10, 1994 and Amendments No. 1 and 2 thereto dated January 30, 1995 and February 1, 1996, respectively, (the "Wellington 13G") filed with the Securities and Exchange Commission, Wellington Management Company, in its capacity as investment advisor, may be deemed beneficial owner of these shares which are owned by numerous investment counseling clients.

(4) Based upon the calculation in the Wellington 13G, which assumes 56,123,621 shares of Common Stock outstanding.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table and notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of February 2, 1996 by
(i) each of the Company's directors and nominees for director, (ii) the Chief Executive Officer and the four other most highly compensated executive officers, and (iii) all directors and executive officers of the Company as a group.

                                                  AMOUNT
                                                AND NATURE
                                                    OF
                                                BENEFICIAL                           PERCENT
                BENEFICIAL OWNER               OWNERSHIP(1)                        OF CLASS(2)
                ----------------               ------------                        -----------
    Paul M. Anderson.........................       13,000(3)(4)                         *
    David L. Ashcraft........................       77,813(3)(4)(6)                      *
    Robert Cizik.............................       26,540(3)(4)                         *
    Anthony M. Frank.........................       12,500(4)                            *
    Clifford J. Grum.........................      419,584(3)(4)(5)(6)                   *
    William B. Howes.........................       54,472(3)(4)(6)                      *
    Bobby R. Inman...........................       10,500(3)                            *
    Kenneth M. Jastrow, II...................       38,498(3)(4)(6)                      *
    Harold C. Maxwell........................       80,176(3)(4)(6)                      *
    Herbert A. Sklenar.......................       15,000(3)(4)                         *
    Walter P. Stern..........................       44,880(3)(4)(5)                      *
    Arthur Temple III........................      315,804(3)(5)(7)                      *
    Charlotte Temple.........................      236,698(3)(4)(8)                      *
    Larry E. Temple..........................       11,000(4)                            *
    All directors and executive officers
      (17 persons) as a group................    1,403,808(3)(4)(5)(6)(7)(8)(9)        2.53%

---------------

* Represents less than one percent.

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3"), with additional information included as set forth in footnote (4) below. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power. Unless otherwise indicated, the above table does not include any shares that may be held by pension and profit-sharing plans of the corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees.

(2) Based upon a total of 55,537,088 shares of Common Stock issued and outstanding on January 31, 1996.

(3) Includes the following number of shares of Common Stock issuable upon the exercise of options exercisable within a period of 60 days from February 2, 1996: Mr. Anderson -- 3,000; Mr. Ashcraft -- 21,727; Mr. Cizik -- 24,000;
     Mr. Grum -- 28,883; Mr. Howes -- 33,039; Mr. Inman -- 10,000;

     Mr. Jastrow -- 22,553; Mr. Maxwell -- 21,727; Mr. Sklenar -- 3,000; Mr.
     Stern -- 2,000; Mr. Temple III -- 10,000; Ms. C. Temple -- 1,000; Mr. L.
     Temple -- 2,500; and all directors and executive officers (17 persons) as a group -- 214,389.

(4) Also includes the following number of shares of Common Stock issuable upon the exercise of options with exercise dates ranging from approximately six months to fifteen years from February 2, 1996: Mr. Anderson -- 9,000; Mr. Ashcraft -- 15,233; Mr. Cizik -- 2,000; Mr. Frank -- 12,000; Mr. Grum --
     44,257; Mr. Howes -- 17,205; Mr. Jastrow -- 14,995; Mr. Maxwell -- 15,233;
     Mr. Sklenar -- 11,000; Mr. Stern -- 2,000; Ms. C. Temple -- 9,000; and Mr.
     L. Temple -- 7,500; and all directors and executive officers (17 persons) as a group -- 186,904. These options are not required to be reported under Rule 13d-3 and the shares underlying these options are not considered "beneficially owned" under Rule 13d-3.

(5) Includes 57,052, 2,680, 2,000, and 3,512 shares of Common Stock owned by certain relatives of Messrs. Grum, Stern, Temple III, and Ms. C. Temple, respectively. Also includes, with respect to Mr. Grum, 3,550 shares of Common Stock held by a corporation controlled by a relative of Mr. Grum and 4,000 shares held by a family foundation. All of these shares are considered by the Securities and Exchange Commission to be beneficially owned for purposes of this Proxy Statement. Certain of the named individuals disclaim any beneficial interest in such shares.

(6) Includes 2,590, 3,355, 242, 950, and 1,187 shares of Common Stock held for Messrs. Ashcraft, Grum, Howes, Jastrow, and Maxwell respectively, and 10,925 shares of Common Stock held for all directors and executive officers (17 persons) as a group by trusts under three (3) employee stock plans of the Company's subsidiaries. These shares are considered by the Securities and Exchange Commission to be beneficially owned for purposes of this Proxy Statement.

(7) Includes 134,460 shares of Common Stock held in a trust over which Mr. Temple III is trustee. Mr. Temple III has a future income interest with respect to 33,615 of these shares and a remainder interest with respect to 33,615 of these shares. Also includes 26,828 shares held by various trusts and custodial accounts, with respect to which Mr. Temple III has sole voting and dispositive power. Mr. Temple III disclaims any beneficial ownership with respect to these 26,828 shares. Includes 137,190 shares held in two trusts for Mr. Temple III and certain of his relatives with respect to which he has a present income interest but no voting or dispositive power. Mr. Temple III has a remainder interest with respect to 58,500 of the shares held in one of these trusts. Does not include 10,536 shares held by various trusts and custodial accounts, with respect to which Mr. Temple III has sole voting and dispositive power. Mr. Temple III disclaims any beneficial ownership with respect to these 10,536 shares. Does not include 1,260,626 shares of Common Stock held by the T.L.L. Temple Foundation, a charitable trust, of which Mr. Temple III is one of five trustees and shares voting and dispositive power. Mr. Temple III disclaims any beneficial ownership with respect to such shares.

(8) Includes 67,230 shares of Common Stock held in a trust. Ms. C. Temple has a future income interest with respect to 33,615 of these shares and a remainder interest with respect to 33,615 of these shares. Also includes 137,190 shares held in two trusts for Ms. C. Temple and certain of her relatives with respect to which she has a present income interest but no voting or dispositive power. Ms. C. Temple has a remainder interest with respect to 58,500 of the shares held in one of these trusts.

(9) Certain of the directors and executive officers disclaim beneficial ownership with respect to certain of these shares.

                             ELECTION OF DIRECTORS

     The By-laws of the Company provide that the number of directors that constitutes the Board of Directors shall be established by vote of the Board of Directors and that the directors shall be classified with respect to the time for which they severally hold office into three classes, which classes shall as nearly as possible be equal in size. The Board of Directors has set the number of directors at ten (10), with two classes of three (3) directors each and one class of four (4) directors.

     Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

NOMINEES

     Unless otherwise indicated in the enclosed form of proxy, the persons named in such proxy intend to nominate and vote for the election of the following nominees for the office of director of the Company, to serve as directors for three (3) years or until their respective successors have been duly elected and have qualified. All nominees are presently serving as directors.

 NOMINEES FOR DIRECTOR TO BE ELECTED AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS

        NAME AND YEAR FIRST                            PRINCIPAL OCCUPATION
         ELECTED DIRECTOR                             AND OTHER INFORMATION
        -------------------                           ---------------------
Anthony M. Frank...................  Chairman of Belvedere Partners. Mr. Frank, 64, served as
     1992                              Postmaster General of the United States from 1988
                                       until 1992. Prior to his appointment as Postmaster
                                       General, Mr. Frank served as Chairman of the Board and
                                       Chief Executive Officer of the San Francisco-based
                                       First Nationwide Bank. He has also served as Chairman
                                       of the Federal Home Loan Bank of San Francisco and
                                       Chairman of the California Housing Finance Agency, and
                                       was the first Chairman of the Federal Home Loan
                                       Mortgage Corporation Advisory Board. Mr. Frank is also
                                       a director of The Charles Schwab Corporation, General
                                       American Investors Company, Inc., Bedford Properties,
                                       Inc., Crescent Real Estate Equities, Irvine Apartment
                                       Communities, Living Centers of America, and Financial
                                       Security Assurance.

        NAME AND YEAR FIRST                            PRINCIPAL OCCUPATION
         ELECTED DIRECTOR                             AND OTHER INFORMATION
        -------------------                           ---------------------
Walter P. Stern....................  Chairman of the Board of Capital Group International,
     1984                              Inc. ("CGII"), a wholly-owned subsidiary of The Capital
                                       Group Companies, Inc., since March 1988. Mr. Stern,
                                       67, has been serving as Chairman of Capital
                                       International, Inc., a registered investment advisor
                                       with the U.S. Securities and Exchange Commission and
                                       wholly-owned subsidiary of CGII, since 1988. Mr. Stern
                                       is the Vice Chairman of the Board of Capital Research
                                       International, a partially-owned subsidiary (also
                                       owned by subsidiaries of The Capital Group Companies,
                                       Inc.) of Capital Research and Management Company, an
                                       investment management organization that serves as an
                                       investment advisor to over thirty mutual investment
                                       funds, including The American Balanced Fund, The
                                       Growth Fund of America, The AMCAP Fund, The Income
                                       Fund of America, Inc., Fundamental Investors, Inc.,
                                       EuroPacific Growth Fund and New Perspective Fund,
                                       Inc., of each of which Mr. Stern is Chairman of the
                                       Board. Mr. Stern is also Chairman and a director of
                                       the Emerging Markets Growth Fund, Inc., and a director
                                       of Birla Capital International AMC Ltd. (Bombay).
Charlotte Temple...................  Investor. During the past five years, Ms. Temple, 56,
     1994                              has been associated with various civic organizations
                                       while pursuing private interests. Prior to that time,
                                       her experience was in the commercial real estate
                                       investment area. Ms. Temple is also a director of
                                       Exeter Investment Company.

     Although the Company does not anticipate that any of the above-named nominees will refuse or be unable to accept or serve as a director of the Company, the persons named in the enclosed form of proxy intend, if any nominee becomes unavailable, to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed by the proxy to do otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MR. FRANK, MR. STERN AND MS. TEMPLE AS DIRECTORS OF THE COMPANY.

CONTINUING DIRECTORS

     The following information is provided with respect to directors who will continue to serve as directors of the Company until the expiration of their terms at the times indicated.

        DIRECTORS TO SERVE UNTIL THE 1997 ANNUAL MEETING OF STOCKHOLDERS

        NAME AND YEAR FIRST                            PRINCIPAL OCCUPATION
         ELECTED DIRECTOR                             AND OTHER INFORMATION
        -------------------                           ---------------------
Paul M. Anderson...................  President, Chief Executive Officer, and director of
    1994                               PanEnergy Corp. Mr. Anderson, 50, has served as
                                       President of PanEnergy Corp since 1993, as Group Vice
                                       President from 1991 through 1993, and as President of
                                       its subsidiary Panhandle Eastern Pipe Line Company
                                       since 1991. From February 1990 until 1991, he served
                                       as Vice President, Finance and Chief Financial Officer
                                       of Inland Steel Industries, Inc. Mr. Anderson served
                                       in a number of management positions with Texas Eastern
                                       Corporation beginning in 1977 and was Senior Vice
                                       President when that company was acquired by Panhandle
                                       Eastern Corporation (now known as PanEnergy Corp) in
                                       1989. He serves on the board of TEPPCO Partners, L.P.

        NAME AND YEAR FIRST                            PRINCIPAL OCCUPATION
         ELECTED DIRECTOR                             AND OTHER INFORMATION
        -------------------                           ---------------------
Robert Cizik.......................  Chairman of the Board of Cooper Industries, Inc. Mr.
    1984                               Cizik, 64, served as President of Cooper Industries,
                                       Inc., a diversified manufacturing company, from April
                                       1973 until September 1992, as its Chief Executive
                                       Officer from April 1973 until September 1995, and as
                                       its Chairman of the Board since April 1983. Mr. Cizik
                                       is also the non-officer Chairman of Cooper Cameron
                                       Corporation, a director of Harris Corporation,
                                       PanEnergy Corp, and Air Products and Chemicals, Inc.,
                                       and an advisory director of Wingate Partners, L.P.
Arthur Temple III..................  Chairman of the Board and Chief Executive Officer of
    1984                               Exeter Investment Company. Mr. Temple III, 54, has
                                       served as Chairman of the Board of Exeter Investment
                                       Company from 1975 to early 1982 and since March 1986.
                                       From January 1981 until March 1986 he served as a
                                       member of the Railroad Commission of Texas, which
                                       regulates mineral resources and for-hire highway
                                       transportation in Texas.
Larry E. Temple....................  Mr. Temple, 60, is an attorney and during the last five
    1991                               years has been in private practice. He has served as
                                       Chairman of the Texas Select Committee on Higher
                                       Education, as Chairman of the Texas Higher Education
                                       Coordinating Board, and as a member of the Texas
                                       Guaranteed Student Loan Corporation. Mr. Temple has
                                       also served on several boards of the University of
                                       Texas and is a member of the Board of the Lyndon B.
                                       Johnson Foundation. Mr. Temple formerly served as
                                       Special Counsel to President Lyndon B. Johnson and as
                                       an Executive Assistant to Texas Governor John
                                       Connally.

        DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING OF STOCKHOLDERS

        NAME AND YEAR FIRST                            PRINCIPAL OCCUPATION
         ELECTED DIRECTOR                             AND OTHER INFORMATION
        -------------------                           ---------------------
Clifford J. Grum...................  Chairman and Chief Executive Officer of the Company. Mr.
    1983                               Grum, 61, served as President and Chief Executive
                                       Officer of the Company from October 1983 until his
                                       election as Chairman in 1991. Mr. Grum is also a
                                       director of Cooper Industries, Inc., Premark
                                       International, and Trinity Industries, Inc.
Bobby R. Inman.....................  Admiral Inman, 64, served as Chairman of the Board of
    1987                               Westmark Systems, Inc., a Texas-based electronics
                                       industry holding company, from September 1986, and as
                                       its Chief Executive Officer from December 31, 1986,
                                       until December 31, 1989. From January 1983 until
                                       December 1986, Admiral Inman was President and Chief
                                       Executive Officer of the Microelectronics and Computer
                                       Technology Corp. in Austin, Texas. Admiral Inman
                                       retired from active duty with the United States Navy
                                       with permanent four star rank on July 1, 1982. Admiral
                                       Inman served as Chairman of the Federal Reserve Bank
                                       of Dallas from January 1987 to December 1990. He is a
                                       director of Fluor Corporation, SBC Communications
                                       Inc., Science Applications International Corp. and
                                       Xerox Corporation.

        NAME AND YEAR FIRST                            PRINCIPAL OCCUPATION
         ELECTED DIRECTOR                             AND OTHER INFORMATION
        -------------------                           ---------------------
Herbert A. Sklenar.................  Chairman of the Board and Chief Executive Officer of
    1993                               Vulcan Materials Company, a producer of construction
                                       materials and chemicals. Mr. Sklenar, 64, served as
                                       President of Vulcan Materials Company from 1983 until
                                       his election as Chairman in 1992 and has served as its
                                       Chief Executive Officer since 1986. In addition to
                                       being a director of Vulcan Materials Company, he is
                                       also a director of AmSouth Bancorporation and
                                       Protective Life Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There is no family relationship between any of the nominees, continuing directors and executive officers of the Company other than Mr. Temple III and Ms. C. Temple, who are brother and sister.

     Mr. Temple III is a director, officer and 66 2/3% stockholder of Demco Manufacturing Company ("Demco"). During 1995, Demco performed machinery repair services for Temple-Inland Forest Products Corporation, a wholly-owned subsidiary of the Company, in the ordinary course of business at an aggregate cost to Temple-Inland Forest Products Corporation of $95,509. It is expected that Demco will continue to perform services for subsidiaries of the Company in the future.

     Mr. Temple III is also a director of Contractor's Supplies, Inc. ("Contractor's"). A corporation effectively controlled by the family of Mr. Temple III and Ms. C. Temple owns approximately 37% of Contractor's outstanding capital stock. During 1995, subsidiaries of the Company purchased concrete from Contractor's at an aggregate price of $109,354 in the ordinary course of business. It is expected that subsidiaries of the Company will continue to purchase concrete from Contractor's and its subsidiaries in the future.

     In 1995, Temple-Inland Forest Products Corporation purchased several tracts of timber from Mr. Arthur Temple as follows: all merchantable pine timber on approximately 91 acres of land for $141,000, certain pine and hardwood timber on approximately 152 acres of land for approximately $136,945, and all merchantable timber on approximately 112 acres of land for approximately $239,037. Mr. Temple is the father of Mr. Temple III and Ms. C. Temple. Temple-Inland Forest Products Corporation also purchased all merchantable pine timber on approximately 10 acres of land for approximately $62,393 from a partnership, one of whose partners is Exeter Investment Company. Mr. Temple III is the Chairman of Exeter Investment Company and the family of Mr. Temple III and Ms. C. Temple owns a controlling interest in Exeter Investment Company. All together, Mr. Arthur Temple was paid $335,299 in 1995 for the timber purchases described above. Payment for certain of this timber will be made as the timber is cut, which may take place in 1996. In all cases, the value of the timber was determined by an appraisal conducted by the Company's foresters.

     In 1995, Guaranty Federal Bank, F.S.B., a consumer savings bank that is an indirect, wholly-owned subsidiary of the Company, renewed a loan made during 1994 to a limited partnership, one of whose limited partners is Harold C. Maxwell, a Group Vice President of the Company. The loan, which was paid off in 1995, was made in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Mr. Cizik is Chairman of the Board of Cooper Industries, Inc. ("Cooper"). During 1995, Inland Container Corporation, a wholly-owned subsidiary of the Company, purchased air compressors, parts, and servicing from Cooper at an aggregate price of $193,182 in the ordinary course of business. In some cases, Cooper is the only source for such air compressors, parts, or servicing. It is expected that Inland Container Corporation may make similar purchases in the future.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto or written representations in lieu of Form 5 furnished to the Company with respect to its most recent fiscal year, the Company has not identified any person who failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has six standing committees of the Board. Set forth below is a description of the functions of those committees and the members of the Board serving on such committees.

     Audit Committee. The primary responsibility of the Audit Committee is to provide the Board of Directors assistance in fulfilling its fiduciary responsibility to the stockholders, and the investment community, relating to the accounting and reporting practices of the Company, the adequacy of corporate financial controls, and the quality and integrity of the financial statements of the Company and all of its wholly and majority owned subsidiaries, except for Guaranty Federal Bank, F.S.B., which has its own board of directors and audit committee. The functions of the Audit Committee include the review of the professional services and independence of the Company's independent auditors; the review, in consultation with the independent and internal auditors, of the plan and results of the annual audit, the adequacy of the Company's internal control systems and the results of the Company's internal audits; and the review, with management and the independent auditors, of the Company's annual report to stockholders and financial reporting practices. The Audit Committee annually considers the qualifications of the Company's independent auditors and makes recommendations to the Board as to their selection. The members of the Audit Committee are Messrs. Sklenar (Chairman), Frank, L. Temple and Ms. C. Temple. During 1995, the Audit Committee met three (3) times.

     Executive Committee. The Executive Committee may exercise all the authority of the Board of Directors in the management of the business and affairs of the Company, except for matters related to the composition of the Board, changes in the By-laws and certain other significant corporate matters. The members of the Executive Committee are the Chairman of the Board, who will serve as Chairman of the Executive Committee, and the Chairman of each standing committee of the Board. The Executive Committee did not meet in 1995.

     Finance Committee. The Finance Committee reviews the Company's financial planning, structure, condition and requirements for funds; makes recommendations to the Board of Directors concerning all forms of major financing, including the issuance of securities, corporate borrowings, and investments; monitors the Company's relationship with its lenders, compliance with financing agreements, and financial disclosure policies; reviews capital expenditures and makes recommendations to the Board concerning the financing thereof; makes recommendations to the Board concerning the Company's dividend policy; makes recommendations to the Board concerning the stock repurchase program; and oversees the Company's employee benefit plan investment committee and policies. The members of the Finance Committee are Messrs. Cizik (Chairman), Anderson, Stern, and Temple III. The Chairman of the Board is a nonvoting ex-officio member. The Finance Committee met three (3) times during 1995.

     Management Development and Executive Compensation Committee. The Management Development and Executive Compensation Committee ("Compensation Committee") is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management; overseeing management succession and development programs; making recommendations concerning compensation programs, retirement plans and other employee benefit programs; approving the salaries and bonuses of all officers of the Company and certain other personnel; and making recommendations with respect to bonus, stock option, restricted stock, phantom stock, stock performance, stock appreciation right or other current or proposed incentive plans. The members of the Compensation Committee are Messrs. Frank (Chairman), Inman, Sklenar, Stern, and Temple III. The Chairman of the Board is a nonvoting ex-officio member. During 1995, the Compensation Committee met two (2) times.

     Nominating Committee. The Nominating Committee periodically reviews the structure of the Board to assure that the proper skills and experience are represented on the Board, recommends nominees to serve on the Board of Directors, reviews potential conflicts of prospective Board members, recommends the size of the Board, recommends the membership of the committees, and reviews outside directorships in other publicly held companies by senior officers of the Company. Nominees to serve on the Board of Directors are selected on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board. In carrying out its responsibilities, the Nominating Committee considers candidates recommended by other directors and employees of the Company. The members of the Nominating Committee are Messrs. Inman (Chairman), Cizik, and Sklenar. The Chairman of the Board is a nonvoting ex-officio member. The Nominating Committee met three (3) times during 1995.

     Pursuant to the Company's By-laws, notice of a stockholder's intent to make a nomination for the Board of Directors must contain certain specified information regarding the nominating stockholder and the nominee and must be received by the Secretary of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (or in the case of an annual meeting called for a date more than 50 days prior to such anniversary date or in the case of a special meeting of stockholders, not later than the close of business on the 10th day following the date on which notice of such annual meeting or special meeting is first mailed to stockholders or made public, whichever occurs first.)

     Public Policy/Environmental Committee. The Public Policy/Environmental Committee acts in an advisory and consulting capacity to the Board of Directors regarding the Company's activities that relate to matters of public policy and the environment. In fulfilling its responsibilities, the committee considers and reviews from time to time the Company's policies and practices that address issues of social and public concern, as well as significant legislative, regulatory and social trends. The members of the Public Policy/Environmental Committee are Messrs. L. Temple (Chairman), Anderson, Cizik and Ms. C. Temple. The Chairman of the Board is a nonvoting ex-officio member. The Public Policy/Environmental Committee met two (2) times during 1995.

BOARD MEETINGS

     During 1995, the Board of Directors held four (4) meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company will receive in 1996 an annual retainer of $35,000 and a $2,000 fee for attendance at regular and special Board meetings. Directors who serve on committees of the Board receive $1,000 for each committee meeting held in conjunction with a Board meeting and $2,000 for each other committee meeting. The chairmen of committees of the Board receive an additional annual retainer of $2,500. Directors are reimbursed for expenses incurred in attending Board and committee meetings, including those for travel, food and lodging. Directors and members of committees of the Board who are employees of the Company are not compensated for their Board and committee activities.

     Under the Company's Stock Option Plan, each person who is first elected a non-employee director is automatically granted upon such election a nonqualified stock option covering 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the stock on the date the option is granted. Any non-employee director may also, pursuant to the terms of the Company's Stock Option Plan, make an election to receive nonqualified stock options in lieu of his annual retainer fees.

     Under the Retirement and Deferred Compensation Plan for Directors of Temple-Inland Inc. (the "Directors' Retirement Plan"), a non-employee director who remains a member of the Board until retirement age or who retires earlier after serving on the Board for a period of at least ten (10) years is entitled to receive an annual retirement benefit equal to the then current annual retainer fee. The benefit will be paid for a number of years equal to the greater of (i) the number of years the director served as a member of the Board, or (ii) five (5) years. In the event of the director's death, the remainder of the benefit will be paid to his spouse if living.

     In lieu of the retirement benefits previously described, if a non-employee director ceases to be a member of the Board at any time within two (2) years after the occurrence of a change in control of the Company for any reason other than the director's retirement or death, the director will be paid a lump-sum retirement benefit equal to the product of (A) and (B), where (A) is the greater of five (5) or the number of years the director served as a member of the Board, and (B) is the greater of the annual retainer fee being paid to directors at the time the director ceases to be a member of the Board or the annual retainer fee in effect immediately prior to the change in control. In the event that the retirement benefit payable to a director is subject to the 20% excise tax imposed under the Internal Revenue Code of 1986 with respect to certain payments made in connection with a change in control, the Directors' Retirement Plan provides for an additional payment to be made to the director such that he retains on an after-tax basis the same amount as he would have if no excise tax had been imposed.

     Under the Directors' Retirement Plan, a non-employee director may also elect to defer his Board fees until the earlier of retirement, death, or, in certain circumstances, termination of membership on the Board. Any Board fees that are deferred accrue interest at the prime commercial lending rate.

EXECUTIVE COMPENSATION

  Report of the Management Development and Executive Compensation Committee on Executive Compensation

     The Company's executive compensation program is designed to align compensation with business strategy, performance, and stockholder values. The program includes salary, short term cash incentives, and a long term program based on stock options. The Committee considers all elements of the compensation package in total, rather than any one element in isolation. In 1995, for example, salaries were increased for the first time since 1993, while incentive bonuses were used to reward performance and long term incentive awards were made as motivation for future performance. In making compensation decisions, the Committee uses a general process and exercises its business judgment to determine the amounts.

     It is the Company's policy to obtain the maximum deduction on its tax return for compensation paid to its executive officers consistent with the Company's compensation goals. In 1995, the Committee adopted a policy requiring the deferral of any compensation that exceeds the permissible deduction under
Section 162(m) of the Internal Revenue Code until such time as the maximum deduction under Section 162(m) may be taken. All compensation paid in 1995 should qualify for a deduction under Section 162(m).

     Since its inception in 1984, Temple-Inland's compensation philosophy has been to ensure that shareholder returns are a top priority in evaluating the effectiveness of the compensation program. The following paragraphs outline the Compensation Committee's objectives.

     Base Salary. Base salaries are maintained at competitive levels considering the performance and longevity of the employee. To ensure that the Company's compensation remains competitive, the Committee from time to time reviews information from several independent surveys of comparably-sized companies. Since the market for executive talent extends beyond any particular industry, the survey data includes both companies in the industry as well as companies outside the industrial classification represented in the Paper Industry Index referred to below under "Performance Graph." While the Committee does not target salary levels to the high, median or low end of the ranges or to any particular percentile, surveys indicate base salaries for the Company's named executive officers are currently below the 50th percentile for the average of similar companies. Base salaries are usually reviewed every two years and were increased in 1995. In making its salary decisions, the Committee places its emphasis on the particular executive's experience, responsibilities, and performance. No specific formula is applied to determine the weight of each factor. However, the Company has historically followed a policy of using the incentive bonus rather than base salary to reward outstanding performance.

     Incentive Bonus. Short term cash incentive awards are largely based on individual performance and on the performance of the group or business segment in which the individual is a key employee. Included in the evaluation of an employee are the current earnings of the group, personal performance, and the degree to which the employee's actions have laid the groundwork for future earnings. Financial performance of the business segment is given greater weight than other business accomplishments in determining bonus payments. The types and relative importance of specific financial and other business factors vary among the Company's executives depending on their positions and the particular operations or functions for which they are responsible. The evaluation of the CEO is based on the consolidated results of the Company.

     The Committee does not establish targeted award levels or goals at the beginning of the year. Instead, the Committee reviews actual earnings and performance (including comparisons to competitors where appropriate) after the end of the year and determines in its business judgment the size of each executive's award. The Corrugated Container Group had earnings of $344 million in 1995 compared to $102 million in 1994, and the Group Vice President of this segment received a bonus of $400,000 in 1995 compared to $175,000 in 1994. The Financial Services Group had earnings of $98.1 million in 1995 compared to $56.3 million in 1994, and the Group Vice President of this segment received a bonus of $400,000 in 1995 compared to $250,000 in 1994. The Building Products Group had earnings of $61 million in 1995 compared to $132.6 million in 1994, and the Group Vice President of this segment received a bonus of $225,000 in 1995 compared to $275,000 in 1994. The Bleached Paperboard Group had earnings of $18.6 million in 1995 compared to a loss of $22.1 million for 1994, and the Group Vice President of this segment received a bonus of $125,000 in 1995 compared to $75,000 in 1994. No specific weightings have been assigned under the bonus program to the factors considered by the Committee in the exercise of its business judgment.

     Long Term Incentive Awards. In 1995, the key executives listed in the proxy statement received an annual tandem grant of stock options and performance units under a long term incentive program that had been in effect since 1984. As noted below, this program will be modified for future awards. There is no other long term incentive program. The primary emphasis of the program is the stock option grant, which is a dollar value of options based on the executive's position and importance to the Company's long range performance. These options are granted at market. Options granted in 1995 and prior years expire in five (5) years. Option awards are basically set at a percentage of targeted compensation. However, within these guidelines, the Committee also considers previous option grants, tenure, and responsibilities of the executive. In the case of a new key executive, an initial grant may be made above targeted levels.

     Since the tandem Performance Unit Plan was adopted, the Committee has held the belief that the cash award should have less potential than the tandem stock option award as an additional incentive for the executive to attempt to increase shareholder value. The potential cash award under the Performance Unit Plan was not only reduced to 50% of the option value, but was also capped at 150% of the initial grant value. The tandem performance unit grant expires in four (4) years. The performance unit is terminated by an exercise of the option granted at the same time. If the performance unit is paid, the related stock option is canceled.

     The performance unit has certain hurdles to ensure that the Company's performance in the next four (4) years exceeds its performance in the past four
(4) years as well as inflation. Reference is made to page 15 for a more complete explanation of the potential payouts under the Performance Unit Plan. The Committee has determined that the formula previously used to measure the Company's earnings per share growth rate in comparison to an industry peer group no longer provides mathematically meaningful results due to the negative earnings of certain of the peer companies during the measurement period. The Committee will therefore eliminate this criteria from the calculation of payouts for performance unit shares. The payouts will be determined based on the Company's performance under the return on equity formula in the test. Although annual awards have been made since 1984, the specified formulas have only generated one (1) cash payment which occurred in 1991. In all other years, the performance unit awards have been terminated without payment, although the related stock option awards continued for another year. Likewise, on February 1, 1996, the Committee determined that the performance units awarded on February 7, 1992 did not meet the performance hurdles over the award period from 1992 through 1995 and terminated the performance units without payment. The related stock option award granted in 1992 continues until February 1997.

     With the exception of an initial award to Mr. Howes upon his employment in 1990 to replace awards from his former employer that were forfeited, the key executives included in the proxy statement do not receive restricted stock awards. The Company maintains a policy of having this alternative available to attract new executives.

     The Committee has recently completed a review of the Company's long term compensation practices with the help of Sibson & Company, a compensation consultant. The Committee has decided to rely exclusively on stock options in future years and will not grant any further awards under the Performance Unit Plan. To bring the Company's stock option awards in line with competitive practices and to compensate executives for the loss of the performance unit awards, the Committee is lengthening the term of the stock options to ten years. A comparable adjustment will be made to the vesting schedule for these options, which will vest 15% per year on the second, third, fourth, and fifth anniversaries and 40% on the sixth anniversary following the date of grant. The Committee believes these changes to its long term compensation program will further align executives' interests with those of the Company's shareholders.

     The Chief Executive Officer. In reviewing Mr. Grum's performance, the Committee considers all of the factors set forth in the above paragraphs. However, the Committee focuses primarily on the Company's performance, measured in large part by its net earnings. The Company's 1995 earnings per share were $5.01, up 113% from the prior year's $2.35 (net of accounting changes), and Mr. Grum received a bonus of $500,000 in 1995 compared to his bonus of $300,000 in 1994. Mr. Grum received a $97,000 increase in base salary in February 1995. A comparison of Mr. Grum's cash compensation for the last three (3) years with the Company's net earnings during that period is set forth in the following table:

                                                  INCENTIVE                    NET EARNINGS
YEAR                                  SALARY     COMPENSATION      TOTAL      OF THE COMPANY
----                                 --------    ------------    ---------    --------------
1995................................ $588,808      $500,000      $1,088,808   $281.0 Million
1994................................ $503,000      $300,000      $  803,000   $131.4 Million
1993................................ $495,250      $100,000      $  595,250   $117.3 Million

     As noted above, the size of long term incentive awards is set in accordance with the individual executive's responsibilities, other awards, and performance. Mr. Grum's awards were determined in this same manner. He received 7,912 options in 1993, 11,428 in 1994, and 12,800 in 1995. The difference in the number of options granted from year to year is due to variations in the stock price on the date of award ($50.56 in 1993, $52.50 in 1994 and $46.88 in 1995), as well as adjustments made by the Committee in consideration of previous grants. The grant in 1994 reflected an increase due to the Committee's determination that the number of units granted should be revised upward to reflect competitive incentive program practices for other companies within the competitive universe. In each case, Mr. Grum received a tandem performance unit award equal to one-half ( 1/2) the number of options.

     Other Information. Reference is made to the following charts and tables for actual compensation grants and awards to key executives, as well as the Company's performance for the last five (5) years, and to pages 1 and 27 of the Company's Annual Report to Shareholders for information concerning the Company's profitability.

                                            Anthony M. Frank, Chairman
                                            Bobby R. Inman
                                            Herbert A. Sklenar
                                            Walter P. Stern
                                            Arthur Temple III

     The following table summarizes all compensation earned or paid with respect to the Company's last fiscal year to the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year:

                      TABLE 1: SUMMARY COMPENSATION TABLE


                                                                               LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION          -------------------------------------
                                     --------------------------------           AWARDS              PAYOUTS
                                                               OTHER    -----------------------   -----------
                                                              ANNUAL    RESTRICTED   SECURITIES
                                                              COMPEN-     STOCK      UNDERLYING      LTIP        ALL OTHER
          NAME AND                                            SATION     AWARD(S)     OPTIONS/      PAYOUTS     COMPENSATION
     PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)   ($)(1)       ($)        SARS (#)        ($)          ($)(2)
----------------------------  -----  ----------   ---------   -------   ----------   ----------   -----------   ------------
            (A)                (B)      (C)          (D)        (E)        (F)          (G)           (H)            (I)
Clifford J. Grum,              1995   $588,808    $500,000      N/A         $0         12,800         $ 0          $3,000
  Chairman and Chief           1994   $503,000     300,000      N/A          0         11,428           0           2,500
  Executive Officer            1993    495,250     100,000      N/A          0          7,912           0           2,500

William B. Howes,              1995   $361,722    $400,000      N/A         $0          9,600         $ 0          $3,000
  Group Vice President         1994    325,620     175,000      N/A          0          7,620           0           2,500
                               1993    299,370      70,000      N/A          0          7,912           0           2,500

Kenneth M. Jastrow, II,        1995   $288,462    $400,000      N/A         $0          8,532         $ 0          $3,000
  Group Vice President and     1994    200,000     250,000      N/A          0          5,716           0           2,500
  Chief Financial Officer      1993    196,154     250,000      N/A          0          5,936           0           2,500

Harold C. Maxwell,             1995   $274,577    $225,000      N/A         $0          8,532         $ 0          $3,000
  Group Vice President         1994    233,000     275,000      N/A          0          6,668           0           2,500
                               1993    230,635     200,000      N/A          0          6,924           0           2,500

David L. Ashcraft,             1995   $275,731    $125,000      N/A         $0          8,532         $ 0          $3,000
  Group Vice President         1994    243,000      75,000      N/A          0          6,668           0           2,500
                               1993    240,635           0      N/A          0          6,924           0           2,500

---------------

(1) Not applicable. The dollar value of perquisites and other personal benefits, or securities or property paid or earned during the fiscal year other than pursuant to a plan, does not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for each officer and is therefore not reported.

(2) Amounts shown are annual contributions or other allocations to defined contribution plans.

     None of the five (5) executive officers named above has an employment contract with the Company or an agreement providing for severance payments in the event his employment is terminated.

     During 1995, the Company had a stock option plan in place under which options were granted to employees. Employees also exercised options granted under a prior plan. Each of the plans was approved by the stockholders and administered by non-employee members of the Board of Directors. The options were granted at full market value on the date of the grant, and these exercise prices have never been reduced. Options have been granted to approximately 325 current middle and upper level company employees who have direct responsibilities to improve the profitability of the Company.

     The following table summarizes the stock options granted to the five (5) named executive officers in the last fiscal year:

               TABLE 2: OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                                         POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED ANNUAL
                                                                                                         RATES OF STOCK PRICE
                                                                                                        APPRECIATION FOR OPTION
                                        INDIVIDUAL GRANTS                                                        TERM
--------------------------------------------------------------------------------------------------     -------------------------
                                      NUMBER OF       PERCENT OF TOTAL
                                     SECURITIES           OPTIONS/
                                     UNDERLYING             SARS           EXERCISE
                                      OPTIONS/           GRANTED TO        OR BASE
                                    SARS GRANTED        EMPLOYEES IN        PRICE       EXPIRATION
               NAME                      (#)            FISCAL YEAR         ($/SH)         DATE          5%($)          10%($)
----------------------------------  -------------     ----------------     --------     ----------     ----------     ----------
               (A)                       (B)                (C)              (D)           (E)            (F)            (G)
----------------------------------  -------------     ----------------     --------     ----------     ----------     ----------
Clifford J. Grum..................      12,800              4.0%            $46.88       02/02/00       $ 166,000      $ 366,000
William B. Howes..................       9,600              3.0%            $46.88       02/02/00         124,000        275,000
Kenneth M. Jastrow, II............       8,532              2.7%            $46.88       02/02/00         111,000        244,000
Harold C. Maxwell.................       8,532              2.7%            $46.88       02/02/00         111,000        244,000
David L. Ashcraft.................       8,532              2.7%            $46.88       02/02/00         111,000        244,000

---------------

(1) Options to purchase Temple-Inland Inc. common stock. The exercise price is the average of the high and low sales price of a share of Company Common Stock on the New York Stock Exchange on the date of grant. Exercise prices have never been repriced. Withholding taxes may be paid with exercised shares. No general or freestanding stock appreciation rights ("SARs") were granted. All grants to the named executive officers under the Stock Option Plan include a provision for acceleration of vesting in certain change of control situations. Options become exercisable in 25% increments on 08/02/95, 02/02/96, 02/02/97, and 02/02/98.

     Each of the named executives was granted one (1) tandem performance unit valued at $46.88, the fair market value of a share of the Company's Common Stock on the date of grant, for every two (2) options granted. The performance goals for this award will be measured over the four (4) year period from 1995 through 1998.

     Under the terms of the performance unit award, a cash payment is possible only if (i) the Company's average earnings per share during the four (4) year grant period exceeds the average earnings per share for the four (4) years prior to the date of grant, and (ii) the Company's average return on equity exceeds 9%, which will be adjusted upward if that rate does not exceed the average rate of inflation plus 3%.

     These standards would yield a threshold award of $12,500 on a $100,000 grant. To the extent the threshold levels are exceeded, it is possible to receive a maximum award of 150% of the initial value. The maximum award on a $100,000 grant would be $150,000.

     Performance units are canceled if the related stock options are exercised, and the stock options are canceled if the performance units are paid.

     The following table summarizes the stock option exercises and value of options held at year-end of the five (5) named executive officers:

            TABLE 3: AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                       YEAR AND FY-END OPTION/SAR VALUES



                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING
                                                                    UNEXERCISED             VALUE OF UNEXERCISED
                                                                    OPTIONS/SARS         IN-THE-MONEY OPTIONS/SARS
                                 SHARES                      AT FISCAL YEAR-END (#)(2)   AT FISCAL YEAR-END ($)(3)
                              ACQUIRED ON        VALUE       --------------------------  --------------------------
             NAME             EXERCISE (#)  REALIZED ($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
             ----             ------------  ---------------  -----------  -------------  -----------  -------------
             (A)                  (B)             (C)                   (D)                         (E)
             ----             ------------  ---------------  --------------------------  --------------------------
Clifford J. Grum..............         0                0       40,358        17,292     $   149,837            0
William B. Howes..............     6,968      $    67,450       26,756        12,988     $   103,100            0
Kenneth M. Jastrow, II........         0                0       17,507        10,741               0            0
Harold C. Maxwell.............     8,360      $    76,243       16,196        11,464               0            0
David L. Ashcraft.............     8,360      $    76,243       16,196        11,464               0            0

---------------

(1) Value based on the average of the high and low sales prices of a share of Temple-Inland Inc. Common Stock on the New York Stock Exchange on the date of exercise, which is the valuation used in the Stock Option Plan.

(2) Some of the options listed in the chart include an equal number of tandem limited SARs, which can only be exercised in certain change of control situations. The number of options with tandem limited SARs held by Messrs. Grum, Howes, Jastrow, Maxwell, and Ashcraft is 33,422, 12,524, 14,000, 12,460, and 12,460, respectively. Since there have been no change of control situations, none of these SARs have ever been exercised. Tandem limited SARs are not granted under the Company's current Stock Option Plan.

(3) Value based on the average of the high and low sales prices of a share of Temple-Inland Inc. Common Stock on the New York Stock Exchange on December 29, 1995.

                               PERFORMANCE GRAPH

     During the five preceding fiscal years, the Company's cumulative total stockholder return compared to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Paper Industry Index was as shown in the following Table 4:

                                    TABLE 4:

                               TEMPLE-INLAND INC.
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*


                                   [GRAPH]


         MEASUREMENT PERIOD                   TEMPLE-INLAND
        (FISCAL YEAR COVERED)                      INC.             S&P 500           S&P PAPER
1990                                              100.00             100.00             100.00
1991                                              165.55             130.47             126.84
1992                                              168.72             140.41             145.03
1993                                              168.57             154.56             159.84
1994                                              154.10             156.60             166.55
1995                                              153.49             214.86             183.38

                   ASSUMES $100 INVESTED ON DECEMBER 31, 1990
                *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

     The five (5) named executive officers also participate in defined benefit pension plans of the Company's subsidiaries, with estimated benefits shown below.

                          TABLE 5: PENSION PLAN TABLE

                                                         YEARS OF SERVICE
                              -----------------------------------------------------------------------
        REMUNERATION             10          15          20          25          30           35
----------------------------  ---------   ---------   ---------   ---------   ---------   -----------
$ 350,000...................  $  54,000   $  81,000   $ 108,000   $ 135,000   $ 162,000   $   189,000
   400,000..................     62,000      93,000     124,000     155,000     186,000       217,000
   450,000..................     70,000     105,000     140,000     175,000     210,000       245,000
   500,000..................     78,000     117,000     156,000     195,000     234,000       273,000
   550,000..................     86,000     129,000     172,000     215,000     258,000       301,000
   600,000..................     94,000     141,000     188,000     235,000     282,000       329,000
   700,000..................    110,000     165,000     220,000     275,000     330,000       385,000
   750,000..................    118,000     177,000     236,000     295,000     354,000       413,000
   800,000..................    126,000     189,000     252,000     315,000     378,000       441,000
   900,000..................    142,000     213,000     284,000     355,000     426,000       497,000
 1,000,000..................    158,000     237,000     316,000     395,000     474,000       553,000
 1,100,000..................    174,000     261,000     348,000     435,000     522,000       609,000
 1,150,000..................    182,000     273,000     364,000     455,000     546,000       637,000
 1,200,000..................    190,000     285,000     380,000     475,000     570,000       665,000
 1,250,000..................    198,000     297,000     396,000     495,000     594,000       693,000
 1,300,000..................    206,000     309,000     412,000     515,000     618,000       721,000
 1,350,000..................    214,000     321,000     428,000     535,000     642,000       749,000

     The above table shows the estimated annual pension payable upon retirement to employees in specified remuneration and years-of-service classifications. Retirement benefits are calculated using final average pay based on the highest five (5) of the employee's last ten (10) years of service. Compensation covered by the Company's retirement plans includes salaries and bonuses, but excludes all other forms of compensation shown in the foregoing tables such as stock options and performance units. Messrs. Ashcraft, Grum, Howes, Jastrow and Maxwell are currently credited with approximately 27, 27, 5, 17 and 32 years of service, respectively. If such officers continue in the employ of the Company until their respective retirement dates, at such time they would be credited with approximately 42, 31, 11, 33 and 42 years of service, respectively. The estimated amounts are based on the assumption that payments under the Company's retirement plans will commence upon normal retirement (age
65), that the Company's retirement plans will continue in force and that the benefit payment will be in the form of a life annuity. Amounts shown in the table above are not subject to any deduction for Social Security or other offset amounts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Temple III is a director, officer and 66 2/3% stockholder of Demco Manufacturing Company ("Demco"). During 1995, Demco performed machinery repair services for Temple-Inland Forest Products Corporation, a wholly-owned subsidiary of the Company, in the ordinary course of business at an aggregate cost to Temple-Inland Forest Products Corporation of $95,509. It is expected that Demco will continue to perform services for subsidiaries of the Company in the future.

     Mr. Temple III is also a director of Contractor's Supplies, Inc. ("Contractor's"). A corporation effectively controlled by the family of Mr. Temple III and Ms. C. Temple owns approximately 37% of Contractor's outstanding capital stock. During 1995, subsidiaries of the Company purchased concrete from Contractor's at an aggregate price of $109,354 in the ordinary course of business. It is expected that subsidiaries of the Company will continue to purchase concrete from Contractor's and its subsidiaries in the future.

     In 1995, Temple-Inland Forest Products Corporation purchased several tracts of timber from Mr. Arthur Temple as follows: all merchantable pine timber on approximately 91 acres of land for $141,000, certain pine and hardwood timber on approximately 152 acres of land for approximately $136,945, and all merchantable timber on approximately 112 acres of land for approximately $239,037. Mr. Temple is the father of Mr. Temple III and Ms. C. Temple. Temple-Inland Forest Products Corporation also purchased all merchantable pine timber on approximately 10 acres of land for approximately $62,393 from a partnership, one of whose partners is Exeter Investment Company. Mr. Temple III is the Chairman of Exeter Investment Company and the family of Mr. Temple III and Ms. C. Temple owns a controlling interest in Exeter Investment Company. All together, Mr. Arthur Temple was paid $335,299 in 1995 for the timber purchases described above. Payment for certain of this timber will be made as the timber is cut, which may take place in 1996. In all cases, the value of the timber was determined by an appraisal conducted by the Company's foresters.

            PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR
                            ENDING DECEMBER 28, 1996

     Upon the recommendation of the Audit Committee of the Board of Directors, none of whose members is an officer of the Company, the Board of Directors has selected Ernst & Young LLP as independent auditors for the Company to examine its consolidated financial statements for the fiscal year ending December 28, 1996 and has determined that it would be desirable to request that the stockholders ratify such selection. Ernst & Young LLP currently serves the Company and its subsidiaries as independent auditors. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Stockholder ratification is not required for the selection of Ernst & Young LLP, since the Board of Directors has the responsibility for selecting the Company's independent auditors. The selection, however, is being submitted for ratification at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if stockholders do not ratify the selection.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 28, 1996.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that may properly be, or which is likely to be, brought before the Annual Meeting. If, however, any other business should properly be presented to the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at its Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 1997 Annual Meeting, stockholder proposals must be received by the Company by November 22, 1996 and must otherwise comply with the requirements of Rule 14a-8.

     The Company's By-laws contain an advance notice procedure with regard to items of business to be brought before an Annual Meeting of Stockholders by a stockholder. These procedures require that notice be made in writing to the Secretary of the Company and that such notice be received at the executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders (or in the case of an annual meeting called for a date more than 50 days prior to such anniversary date, not later than the close of business on the 10th day following the date on which notice of such annual meeting is first mailed to stockholders or made public, whichever occurs first). The By-laws require that the notice of the proposal contain certain information concerning the proposing stockholder and the proposal. The Company's By-laws also contain an advance notice procedure for the nomination of candidates for election to the Board of Directors by stockholders. For a brief description of such procedures, see "Committees of the Board of Directors -- Nominating Committee." A copy of the By-law advance notice provision may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement.

                                            By Order of the Board of Directors

                                            M. RICHARD WARNER
                                            Secretary
Diboll, Texas
March 22, 1996

                              TEMPLE-INLAND INC.
                            303 SOUTH TEMPLE DRIVE
                             DIBOLL, TEXAS 75941


P          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE COMPANY FOR THE ANNUAL MEETING ON MAY 3, 1996
R
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
     The undersigned hereby acknowledges receipt of the Notice of the Annual
X Meeting of Stockholders and proxy statement each dated March 22, 1996 and does hereby appoint Clifford J. Grum, David H. Dolben, and M. Richard
Y Warner, and each of them as Proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and vote, as designated below, all the shares of Common Stock, par value $1.00 per share, of Temple-Inland Inc. held of record by the undersigned on March 8, 1996 at the annual meeting of stockholders to be held on Friday, May 3, 1996, and any adjournment(s) thereof:
                                                                 ---------------
     CONTINUED AND TO BE SIGNED ON REVERSE SIDE OF THIS CARD.      SEE REVERSE
     DO NOT FOLD. PLEASE VOTE.                                         SIDE
                                                                 ---------------


     PLEASE MARK YOUR
X    VOTES AS IN THIS
     EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


------------------------------------------------------------------------------------------------------------------------------------
                    WITHHOLD
    FOR             AUTHORITY                                                                              FOR    AGAINST    ABSTAIN
                                1. Proposal to elect as Directors of       2. Proposal to ratify the
                                   Temple-Inland Inc. the following           selection of Ernst &
                                   persons to hold office until the           Young LLP as independent
                                   expiration of their terms or until         auditors of Temple-Inland
                                   their successors have been duly            Inc. for the fiscal year
                                   elected and have qualified. Nominees       ending December 28, 1996
                                   for Director: Anthony M. Frank,
                                   Walter P. Stern, and Charlotte Temple

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES      3. In their discretion the proxies are authorized to vote
WRITE THE NAMES OF SUCH NOMINEES IN THE SPACE PROVIDED BELOW.)                upon such other business as may properly come before
                                                                              the meeting
---------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


                                                                           Please sign exactly as name appears hereon. Joint owners
                                                                           should each sign. When signing as attorney, executor,
                                                                           administrator, trustee or guardian, please give full
                                                                           title as such.

                                                                           ---------------------------------------------------------


                                                                           ---------------------------------------------------------
                                                                           SIGNATURE(S)                                         DATE

